UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 29, 2010
Date of Report (Date of earliest event reported)
BLACKBOARD INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
(State of incorporation)	(Commission File Number No.)	(IRS Employer Identification \ No.)
650 Massachusetts Ave, NW
Washington, D.C. 20001
(Address of principal executive offices)
(202) 463-4860
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Item 2.02 Results of Operations and Financial Condition.
     On February 3, 2010, Blackboard Inc. issued a press release reporting its financial results for the quarter and fiscal year ended December 31, 2009. A copy of the press release is furnished hereto as Exhibit 99.1.
     The information contained in Item 2.02 of this Current Report and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 2, 2010, the Compensation Committee of the Board of Directors approved the fiscal year 2009 bonus amounts payable to the named executive officers listed in Exhibit 99.2. The Compensation Committee also approved the fiscal year 2010 base salary and target bonus amounts for the named executive officers as set forth in Exhibit 99.2 . Exhibit 99.2 is incorporated herein by reference.
     On January 29, 2010, Michael Beach submitted his resignation from the Company effective as of March 31, 2010. Mr. Beach will serve as chief financial officer through February 2010, and will continue to serve the Company during a transition period until March 31, 2010 and be available thereafter in an advisory capacity.
     On January 31, 2010, the Board of Directors of the Company appointed John Kinzer as chief financial officer of the company, effective as of March 1, 2010.
Item 9.01 Financial Statements and Exhibits.
Exhibit 99.1 Press Release dated February 3, 2010.
Exhibit 99.2 Summary of Approved 2009 and 2010 Compensation.

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACKBOARD INC.
(Registrant)

Dated: February 3, 2010	By:	/s/ Matthew H. Small
Matthew H. Small
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 3, 2010
99.2	Summary of Approved 2009 and 2010 Compensation